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               VARIABLE UNIVERSAL LIFE REINSTATEMENT APPLICATION
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                 STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY         Type: 01  Check Digit
                             BLOOMINGTON, ILLINOIS

                                                      For Policy Number:
                                                                        -------------------------
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                                  - COMPLETION STEPS -
1. ANSWER ALL QUESTIONS FOR ALL                         2. OBTAIN SIGNATURES FOR:
   PROPOSED INSUREDS UNDER THIS POLICY.                    - INSURED (EXCEPT JUVENILES AGE 15
   (INSURED, ADDITIONAL INSURED, OR INSURED                  OR LESS.)
   CHILD)                                                  - ADDITIONAL INSURED
                                                           - OWNER, IF OTHER THAN PROPOSED
                                                             INSURED 1.


NOTE: The term "PROPOSED INSURED" REFERS TO ANY PERSON(S) (INSURED, ADDITIONAL INSURED, OR INSURED CHILD) who would be insured under this policy, if reinstated. The Term also includes any Payor or Purchaser, if the policy has a Payor or Purchaser rider.
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1 Has ANY PROPOSED INSURED, in the last 12                 YES      NO
  months, used tobacco in any form?                        / /     / /

  IF YES, SPECIFY
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2   Since originally applying for this policy, or within
    the last 5 years if less, has ANY PROPOSED
    INSURED: (IF YES, EXPLAIN)

    a  applied for or received disability benefits?        / /     / /
    b  been unable to obtain insurance at the plan,
       amount, or rate applied for?                        / /     / /
    c  changed job or job duties?                          / /     / /

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3  Since originally applying for this policy, or within
   the last 5 years if less, has ANY PROPOSED
   INSURED had or been treated for: (IF YES, EXPLAIN)

   a  high blood presure, stroke, heart murmur,
      chest pain, or heart attack?                         / /     / /
   b  anemia or blood disorder; tumor, cancer, or
      lymph gland disorder?                                / /     / /
   c  mental, nervous, or convulsive disorder?             / /     / /
   d  emphysema or asthma?                                 / /     / /
   e  colitis, liver, or intestinal disorder?              / /     / /
   f  diabetes, arthritis, sexually transmitted disease,
      or kidney disease?                                   / /     / /

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4  Since originally applying for this policy, or within
   the last 5 years if less, has ANY PROPOSED
   INSURED for any reason not previously explained:
   (IF YES, EXPLAIN)

   a  had treatment or a test (except for HIV) in any      YES      NO
      medical facility such as a lab, clinic, or hospital? / /     / /
   b  had treatment or advice from any physician or
      psychologist, taken prescription drugs, or been
      told surgery was necessary?                          / /     / /
   c  used drugs or narcotics not prescribed by an
      authorized member of the medical profession,
      or been advised to seek treatment or counsel
      for alcohol or drug abuse?                           / /     / /
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5  In the last 3 years, has ANY PROPOSED INSURED:
   (IF YES, EXPLAIN)

   a  engaged in avocations such as flying aircraft,
      mountain or rock climbing, vehicle racing, scuba
      or sky diving?                                       / /      / /
   b  had a driver's license suspended or revoked,
      been convicted of any moving violations, had
      2 or more accidents, or been convicted of
      driving under the influence of alcohol or drugs?     / /      / /

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6  Give current address and home phone number if
   changed within the last 6 months.

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7  Explanations: Show question number as a reference, name of persons for whom information is given, pertinent dates, names and addresses of medical attendants and hospitals, and full explanation of the condition.

   (IF SPACE IS INSUFFICIENT, USE ADDITIONAL SHEETS, WHICH WILL BE A PART OF THIS APPLICATION.)




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454-634 NY                                          07-1999 Printed in U.S.A.
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8. SUITABILITY INFORMATION
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Applicants are urged to supply information in order that the agent may make an informed judgment as to the suitability of a reinstatement of a Variable Universal Life Policy. If the Applicant chooses not to, the agent must complete the following items to the best of his/her knowledge.

                                                           YES         NO
Did the applicant provide the suitability information?     / /        / /     (IF NO, EXPLAIN)

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a. Annual Income from Occupation $
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b. Annual Income from other sources $
   Indicate other sources:

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c. Projected Income for next 12 months $
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d. Estimated Net Worth (excluding home) $______________
   Liquid Assets included in Net Worth  $______________
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e. No. and Age of Dependent Children:
   (IF NONE, SO STATE)
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f. Tax Bracket:
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g. Score from Risk Profiler:
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h. Purpose for               / / Death Benefit
   Purchasing                / / Personal Retirement Planning
   this Policy:                           Years to Retirement:__________________
                             / / Other (specify)________________________________
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i. Which best approximates your experience with the following types of investments:
                                 NONE    UP TO 5 YRS   5 YRS OR MORE
Mutual Funds                     / /          / /          / /
Individual Common Stocks         / /          / /          / /
Annuities                        / /          / /          / /
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9. AGREEMENTS AND ACKNOWLEDGMENTS
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                                                                                        YES   NO
A.   DO YOU BELIEVE THAT THIS POLICY WILL MEET YOUR NEEDS AND FINANCIAL OBJECTIVES?     / /   / /

B.   DO YOU UNDERSTAND THAT THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY,
     DEPENDING ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNTS IN THE
     SEPARATE ACCOUNT?                                                                  / /   / /

C.   DO YOU UNDERSTAND THAT THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON
     THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                 / /   / /

D.   DID YOU RECEIVE THE SEPARATE ACCOUNT PROSPECTUS AND THE FUND PROSPECTUS FOR
     THE POLICY APPLIED FOR?                                                            / /   / /
     IF YES, GIVE DATE SHOWN ON THE PROSPECTUS:_____________________________________

E.   ARE YOU ASSOCIATED WITH AN NASD MEMBER BROKER DEALER?                              / /   / /

All Proposed Insureds and the Owner state that the information in this application is true and complete to the best of their knowledge and belief. Reinstatement will take effect ONLY on the date the company approves the Proposed Insured's insurability. Neither the agent nor a medical examiner may pass on insurability. The Reinstated policy will be subject to ALL its original provisions including incontestability. However, (1) for any statements in this application, the incontestability provision will start the same date reinstatement takes effect, and (2) if the policy is reinstated more than two years from its original date, the incontestability provision will apply only to statements in this application.

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AUTHORIZATION
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I authorize any source having information about me or my children to give to the Company, its reinsurers, or its representatives all such information as to health history, diagnosis, treatment, or prognosis with respect to any physical or mental condition, and as to other non-medical information. "Source" includes any doctor, hospital, clinic, U.S. Veterans
Administration Hospital, mental health facility or any other medically related facility,
MIB, Inc., insurance company or consumer reporting agency. Any information obtained will be used to determine eligibility for insurance. This information may be released to another insurance company or MIB, Inc.; however, no MIB, Inc. information will be released to a consumer reporting agency. This authorization is valid for 2 years. A photocopy is as valid as the original. I understand that I may request a copy of this authorization from the Company.


Dated on__________________________________________________



at________________________________________________________
       CITY          STATE



Signature of Witness
to all signatures_________________________________________



Signature of
Proposed Insured 1________________________________________
                   NOT REQUIRED FOR JUVENILE APPLICATION



Signature of
Proposed Insured 2________________________________________



Signature of
Owner_____________________________________________________
NOT REQUIRED UNLESS APPLICANT IS OTHER THAN PROPOSED
INSURED. IF A FIRM OR CORPORATION IS THE OWNER, GIVE ITS
NAME AND SIGNATURE OF AUTHORIZED OFFICER.
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